As filed with the Securities and Exchange Commission on November 3, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RXSIGHT, INC.

(Exact name of registrant as specified in its charter)

Delaware	94-3268801
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

100 Columbia

Aliso Viejo, CA 92656

(949) 521-7830

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

2026 Inducement Equity Incentive Plan

(Full title of the plan)

Aziz Mottiwala

President and Chief Executive Officer

RxSight, Inc.

100 Columbia

Aliso Viejo, CA 92656

(949) 521-7830

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Martin J. Waters Robert L. Wernli, Jr. Wilson Sonsini Goodrich & Rosati, P.C. 12235 El Camino Real San Diego, CA 92130 (858) 350-2300	Mark Wilterding Chief Financial Officer RxSight, Inc. 100 Columbia Aliso Viejo, CA 92656 (949) 521-7830

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) is filed by RxSight, Inc. (the “Registrant”) for the purpose of registering 750,000 additional shares of common stock of the Registrant reserved for issuance under the Registrant’s 2026 Inducement Equity Incentive Plan, as amended.

These additional shares of common stock are securities of the same class as other securities for which a previous Registration Statement on Form S-8 was filed by the Registrant with the Securities and Exchange Commission (the “SEC”) on July 23, 2026 (File No. 333-297654) (the “Previous Registration Statement”). In accordance with General Instruction E of Form S-8, the contents of the Previous Registration Statement, including periodic reports filed after the Previous Registration Statement to maintain current information about the Registrant, are incorporated by reference into this Registration Statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the SEC:

(1)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 25, 2026 (the “Annual Report”);

(2)

All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Annual Report (other than the portions of these documents not deemed to be filed); and

(3)

The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-40690) filed with the SEC on July 28, 2021, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

The Registrant has filed the exhibits listed on the accompanying Exhibit Index of this Registration Statement.

EXHIBIT INDEX

Exhibit			Incorporated by Reference
Number	Description	Form	File No.	Exhibit	Filing Date

4.1	Specimen common stock certificate of the Registrant	S-1/A	333-257790	4.2	July 26, 2021

4.2	RxSight, Inc. 2026 Inducement Equity Incentive Plan, as amended	10-Q	001-40690	10.5	November 3, 2026

4.3	Form of 2026 Inducement Equity Incentive Plan Stock Option Agreement	S-8	333-297654	4.3	July 23, 2026

4.4	Form of 2026 Inducement Equity Incentive Plan Restricted Stock Unit Agreement	S-8	333-297654	4.4	July 23, 2026

5.1*	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

23.1*	Consent of Independent Registered Public Accounting Firm

23.2*	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 hereto)

24.1*	Power of Attorney (contained on signature page hereto)

107*	Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Aliso Viejo, State of California, on November 3, 2026.

RXSIGHT, INC.

By:	/s/ Aziz Mottiwala
Aziz Mottiwala
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Aziz Mottiwala and Mark Wilterding as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and substitution, for him or her and in their name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Aziz Mottiwala Aziz Mottiwala	President, Chief Executive Officer and Director (Principal Executive Officer)	November 3, 2026

/s/ Mark Wilterding Mark Wilterding	Chief Financial Officer (Principal Financial and Accounting Officer)	November 3, 2026

/s/ J. Andy Corley J. Andy Corley	Chair of the Board	November 3, 2026

/s/ William J. Link, Ph.D. William J. Link, Ph.D.	Director	November 3, 2026

/s/ Juliet Tammenoms Bakker Juliet Tammenoms Bakker	Director	November 3, 2026

/s/ Julie Andrews Julie Andrews	Director	November 3, 2026

/s/ Robert Palmisano Robert Palmisano	Director	November 3, 2026

/s/ Robert Warner Robert Warner	Director	November 3, 2026

/s/ Shweta Singh Maniar Shweta Singh Maniar	Director	November 3, 2026

/s/ Tamara R. Fountain, M.D. Tamara R. Fountain, M.D.	Director	November 3, 2026